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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
NORTECH SYSTEMS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Nortech Systems Incorporated

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 10, 2001

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

    The Annual Meeting of Shareholders of Nortech Systems Incorporated (the "Company") will be held at the Wayzata Country Club, 200 West Wayzata Boulevard, Wayzata, Minnesota, on May 10, 2001, at 4:00 p.m., for the following purposes:

  1.
  To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at four;

  2.
  To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 23, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

    Your attention is called to the accompanying Proxy Statement.

                      By Order of the Board of Directors

                      Quentin E. Finkelson
                       Secretary

April 6, 2001

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2001

    This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 10, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on April 6, 2001.

SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

VOTING RIGHTS

    Only shareholders of record of the Company's 2,361,056 shares of Common Stock outstanding as of the close of business on March 23, 2001, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

ELECTION OF DIRECTORS

    The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company's Board of Directors recommends that the number of directors be set at four and it is intended that the proxies accompanying this statement will be voted at the 2001 meeting to establish a Board of Directors consisting of four members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following four nominees:

MICHAEL J. DEGEN
QUENTIN E. FINKELSON
MYRON KUNIN
RICHARD W. PERKINS

    Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	56	Director
Quentin E. Finkelson	68	President and Chief Executive Officer, Secretary, and Chairman of the Board of Directors
Myron Kunin	72	Director
Richard W. Perkins	70	Director

    From 1998 until his retirement on December 31, 2000, Mr. Degen was the Managing Director, Worldwide Operations, of The Toro Company, a manufacturer of lawn mowers, snow throwers and other products. From 1995 to 1998, he was the Managing Director, Worldwide Parts, of The Toro Company. He has been a director of the Company since May, 1998.

    Mr. Finkelson has been President and Chief Executive Officer, Secretary, and Chairman of the Board of Directors of the Company since 1990.

    Mr. Kunin has served since 1983 as Chairman of the Board of Directors of Regis Corporation, the world's largest owner, operator and franchisor of hair and retail hair product salons. He has been a director of the Company since 1990.

    Mr. Perkins has served since 1985 as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He is also a director of Bio-Vascular, Inc., iNTELEFILM Corporation, CNS, Inc., PW Eagle, Inc., Harmony Holdings, Inc., Lifecore Biomedical, Inc., Paper Warehouse, Inc., Quantech Ltd. and Vital Images, Inc. He has been a director of the Company since 1993.

DIRECTORS MEETINGS

    There was one meeting of the Board of Directors and two additional written actions by the Board during the last fiscal year. All directors attended meetings of the Board and committees of the Board on which such director served.

    The Company does not have a standing nominating committee of the Board. The Compensation Committee consists of Messrs. Kunin and Perkins. The Audit Committee consists of Messrs. Degen, Kunin and Perkins. Each Committee met once during the last fiscal year.

EXECUTIVE OFFICERS

    The Executive Officers of the Company are as follows:

Name	Age	Position
Quentin E. Finkelson	68	President, Chief Executive Officer, Secretary and Chairman of the Board of Directors
Gregory D. Tweed	50	Executive Vice President and Chief Operating Officer
Patrick J. Gilligan	60	Executive Vice President, Technology and Business Development
Garry M. Anderly	54	Senior Vice President, Corporate Finance and Treasurer
Peter L. Kucera	55	Vice President, Corporate Quality
Donald E. Horne	52	Vice President, Corporate Procurement

    Mr. Finkelson has been President and Chief Executive Officer, Secretary and Chairman of the Board of Directors of the Company since 1990.

    Mr. Tweed has been Executive Vice President and Chief Operating Officer of the Company since May, 1996. From 1993 to May, 1996, he was Senior Vice President and General Manager of the Company.

    Mr. Gilligan has been Executive Vice President, Technology and Business Development of the Company, since May, 1999. From 1991 through April, 1999, he was President of Nord Photo Engineering Company.

    Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996. He was Vice President of Finance and Administration from 1991 to May 1996.

    Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991.

    Mr. Horne has been Vice President, Corporate Procurement of the Company, since December, 1997. From 1992 to November, 1997, he was Director of Materials, Bemidji operations.

REPORT OF AUDIT COMMITTEE

    The Board of Directors of the Company has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited financial statements and the financial reporting process. In carrying out that responsibility, the committee has reviewed and discussed the matters required to be discussed by Statement of Auditing Standards 61, as amended, with the independent auditors. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company's independent accountants, and has discussed the independent accounts' independence with them. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000.

    The members of the Audit Committee are "independent" as defined in NASD Rule 4200(15)(d).

                      Michael J. Degen
                      Myron Kunin
                      Richard W. Perkins
                       Members of the Audit Committee

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of the independent outside directors whose names appear following this report. The Committee considers a variety of issues in establishing compensation policies for executive officers, with the primary basis for compensation being the financial performance of the Company. Compensation for executive officers includes three elements: base salaries, bonuses, and options to acquire Common Stock. Salaries are based on factors such as the individual's level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies. Stock options are designed to increase the incentive for an executive's interest in the Company's long-term success as measured by the market value of its stock.

    The chief executive officer's compensation for 2000 was based on the policies described above, with particular emphasis upon the Company's excellent financial performance. Further, it was determined that the compensation of the chief executive officer was comparable to compensation of chief executive officers of comparable companies. The compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

    Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual. Reference is also made to the competitive marketplace for executive talent.

    The Committee decided to grant bonuses to its executive officers in 2000 based upon the Company's outstanding performance for the year.

                      Myron Kunin
                      Richard W. Perkins
                       Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

    The following table shows, for the fiscal years ended December 31, 2000, 1999 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's chief executive officer, and each of the other executive officers whose total annual compensation in 2000 exceeded $100,000.

Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)(2)	Bonus($)	Options(#)
Quentin E. Finkelson President/Chief Executive Officer Secretary, and Director	2000 1999 1998	180,071 150,320 156,103	59,530 15,000 0	6,000 0 0
Gregory D. Tweed Executive Vice President and Chief Operating Officer	2000 1999 1998	171,826 127,722 124,200	47,362 15,000 0	6,000 0 0
Garry Anderly Senior Vice President, Corporate Finance and Treasurer	2000 1999 1998	115,570 105,248 109,296	41,678 15,000 0	6,000 0 0
Patrick Gilligan (1) Executive Vice President, Technology and Business Development	2000 1999	109,490 61,542	39,596 7,500	6,000 0
Peter Kucera Vice President, Corporate Quality	2000 1999 1998	96,113 73,320 73,932	31,944 10,000 0	6,000 0 0

(1)
Mr. Gilligan was first employed by the Company in May, 1999.

(2)
Includes compensation paid in 2000 for unused vacation in the amounts of $15,000 for Mr. Finkelson, $40,495 for Mr. Tweed and $12,798 for Mr. Kucera.

STOCK OPTION GRANTS

Option Grants in Last Fiscal Year

    The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 2000 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements.

		Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)
	Options Granted (#)			Expiration Date
Name					5%($)(1)	10%($)(1)
Quentin E. Finkelson	6,000	14%	$3.125	2/28/10	11,792	29,882
Gregory D. Tweed	6,000	14%	$3.125	2/28/10	11,792	29,882
Garry Anderly	6,000	14%	$3.125	2/28/10	11,792	29,882
Patrick Gilligan	6,000	14%	$3.125	2/28/10	11,792	29,882
Peter Kucera	6,000	14%	$3.125	2/28/10	11,792	29,882

(1)
The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the company's Common Stock price.

STOCK OPTION EXERCISES AND OPTION VALUES

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table contains information concerning stock options exercised during 2000 and stock options unexercised at the end of 2000 with respect to each of the Named Executive Officers.

					Value of Unexercised In-the-Money Options/ at Fiscal Year-End ($) (2)
				Number of Unexercised Options/ at Fiscal Year-End (#)
	Shares Acquired on Exercise(#)
Name		Value Realized($)		Exercisable/ Unexercisable	Exercisable/ Unexercisable
Quentin E. Finkelson	0	0		116,200/14,800	395,463/52,475
Gregory D. Tweed	0	0		44,700/ 8,800	152,931/34,855
Garry Anderly	0	0		32,200/ 8,800	110,585/34,855
Patrick Gilligan	0	0		1,200/ 4,800	5,775/23,100
Peter Kucera	5,000	51,250	(1)	14,200/ 6,800	42,713/28,875

(1)
Value of exercised options is determined by multiplying the difference between the exercise price per share of $1.75 and $12.00, the closing price per share on September 25, 2000, the date of exercise, by the number of shares subject to such options.

(2)
Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $7.9375, the closing price per share on December 31, 2000, by the number of shares subject to such options.

DIRECTOR COMPENSATION

    The directors received no monetary compensation for their services as directors during the last fiscal year. Messrs. Degen and Perkins each received options to purchase 2,000 shares at $3.125 per share, the closing price per share of the Company's common stock on the date of grant. The options have ten-year terms and are exercisable over a period of two years commencing on the first anniversary date of the grants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all reports. To the knowledge of the Company, based solely on a review of copies of reports filed with a Commission during the fiscal year ended December 31, 2000, all applicable Section 16(a) filing requirements were complied with.

COMPARATIVE STOCK PRICE PERFORMANCE

    The graph below compares total shareholder return on the Company's Common Stock for the last five fiscal years with the total return on The JPM Company (a peer issuer) and the NASDAQ Composite Index for the same periods. The graph assumes $100 invested on December 31, 1995.

Nortech Systems Incorporated
Comparative Stock Price Performance

[GRAPH]

	1995	1996	1997	1998	1999	2000
Nortech	100	60	61	43	27	100
The JPM Company	100	100	121	80	45	4
NASDAQ Composite	100	114	159	195	179	99

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 1, 2001, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Myron Kunin 7201 Metro Boulevard Edina, MN 55439	1,136,245		48%
Quentin E. Finkelson	235,893		9.5%
Richard W. Perkins	24,000		1%
Gregory D. Tweed	45,200		1.9%
Garry M. Anderly	32,200		1.4%
Michael J. Degen	5,000		*
Patrick Gilligan	1,700		*
Peter Kucera	19,648		*
All executive officers and directors as a group (nine persons)	1,504,086	(2)	57.9%

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 116,200 shares by Mr. Finkelson, 44,700 shares by Mr. Tweed, 32,200 shares by Mr. Anderly, 12,000 shares by Mr. Perkins, 5,000 shares by Mr. Kunin, 6,000 shares by Mr. Degen, 1,700 shares by Mr. Gilligan, and 14,200 shares by Mr. Kucera.

(2)
Includes 237,400 shares subject to options within sixty (60) days.

*
Less than one percent (1%).

    The Company will mail its annual report for the year 2000 on or about April 6, 2001, to all shareholders of the Company of record on March 23, 2001.

INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Larson, Allen, Weishair & Co., LLP, as independent accountants of the Company for 2001. Larson, Allen, Weishair & Co., LLP, has performed this function for the Company since 1991. Members of the firm will be available at the annual meeting of shareholders to answer questions and to make a statement if they desire to do so.

  Audit Fees

    The aggregate fees billed to the Company by Larson, Allen, Weishair & Co., LLP, for professional services rendered for the audit of the Company's annual financial statements for the year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $84,965.00.

  All Other Fees

    Other than audit fees, the aggregate fees billed to the Company by Larson, Allen, Weishair & Co., LLP, for the most recent fiscal year, none of which were financial information systems design and implementation fees, were $29,420.00. The Audit Committee of the Board of Directors has determined that the services performed by Larson, Allen, Weishair & Co., LLP, other than audit services, were compatible with Larson, Allen, Weishair & Co., LLP, maintaining its independence.

QUORUM AND VOTE REQUIRED

    The presence in person or by proxy of the holders of a majority of the voting power of the shares of common stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

SHAREHOLDER PROPOSALS

    Any proposal by a shareholder for the annual shareholders' meeting in May, 2002, must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Wayzata, Minnesota 55391, not later than the close of business on November 10, 2001.

    Proposals received by that date will be included in the 2002 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

OTHER BUSINESS

    The management does not know of any business other than the hereinbefore set forth that may be presented for action at the annual meeting of shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                      By Order of the Board of Directors
                      QUENTIN E. FINKELSON
                       Secretary

Minneapolis, Minnesota
April 6, 2001

Exhibit A

AUDIT COMMITTEE CHARTER

Organization

    The Audit Committee shall be comprised of at least three members of the Nortech Systems Incorporated Board of Directors, who are not employees of the Corporation. The Audit Committee shall be composed of a majority of directors who are independent of the management of the Corporation and are free of any existing or future relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. All committee members will be financially literate, and at least one member will have accounting or related financial management expertise. The committee shall meet at least once per year.

Objective

    To assist the Board of Directors (the Board) in overseeing Management's discharge of its duties for the preparation of interim and annual financial statements and for maintaining financial control of operations.

Authority

    The Audit Committee (the Committee) shall have unrestricted access to the Corporation's personnel and records and will be given the resources to discharge its duties. The Committee may, at its sole discretion, conduct investigations into matters brought to its attention during the conduct of its duties and may retain persons having special competence as necessary.

    The Committee shall advise the independent accountants that they may at any time communicate directly with the Committee on a confidential basis. The Committee has ultimate authority and responsibility to select, evaluate, and, if appropriate, replace the independent accountants.

    The activities and findings of the Committee shall be reported to the Board and minutes of Committee meetings shall be prepared and sent to each member of the Board.

Responsibilities

    1.  Financial Reporting:  Provide oversight assurance that financial statements and related disclosures made by Management reasonably portray the Corporation's financial position and results of operations, and comply with laws and regulations governing such disclosures. The Committee shall:

  a)
  Recommend to the Board the appointment of the independent accountants.

  b)
  Review the scope and extent of services to be provided by the independent accountants during the year, including their audit examination.

  c)
  Review factors related to the independence of the independent accountants.

  d)
  Review the process Management has established to ensure the integrity of interim reporting.

  e)
  Review with Management and the independent accountants, the financial statements and related disclosures contained in the Form 10-K prior to filing. Without limiting the Committee, this review shall include; assessment of the recommendations contained in the "Report to Management," inquiry of the independent accountants as to Management's cooperation during the audit, auditors judgement about the quality of the company's applied accounting principles and significant reporting issues, if any, discussed with management, and follow up on such items.

  f)
  If appropriate, review unusual reporting issues prior to the issuance of the year-end press release.

    2.  Internal Accounting Control:  Provide oversight assurance that there exists an effective system of internal controls. Without limitation, the Committee shall:

  a)
  Meet privately with the independent accountants to discuss pertinent matters.

  b)
  Monitor the need for an Internal Audit Department by reviewing the Company's activities and control environment.

  c)
  Inquire of the independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls or the occurrences of fraudulent financial reporting.

    3.  Corporate Compliance:  Provide oversight assurance that the Corporation is maintaining effective controls against employee conflict of interest and fraud and is in reasonable compliance with related laws. Without limitation, the Committee shall:

  a)
  Review Management's program to monitor compliance with the Corporation's code of conduct and the Foreign Corrupt Practices Act.

  b)
  Review significant related party transactions.

  c)
  Review the policies and procedures in effect for the review of officer expenses and purchases.

  d)
  Review the findings of any relevant examinations by the Securities and Exchange Commission.

  e)
  Review periodically the impact of significant accounting or reporting developments which may affect the Corporation.

    4.  Performance Review:  Perform an annual review of the performance of the Committee.

NORTECH SYSTEMS INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2001

 NORTECH SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2001

The undersigned hereby appoints Quentin E. Finkelson and Garry Anderly and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 10, 2001, and at any and all adjournments thereof.

See reverse for voting instructions.

- Please detach here -

1.	To fix the number of directors of the Company at four.	/ /	For	/ /	Against	/ /	Abstain

2.	Election of directors: NOMINEES:	Michael J. Degen Quentin E. Finkelson	Myron Kunin Richard W. Perkins	/ /	FOR all nominees above, except vote withheld from individual nominees	/ /	WITHHOLD AUTHORITY to vote for all nominees listed above
To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.

3.	In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 1.

Date	, 2001

(Signature of Shareholders)

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

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ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2001
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
ELECTION OF DIRECTORS
DIRECTORS MEETINGS
EXECUTIVE OFFICERS
REPORT OF AUDIT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS
STOCK OPTION EXERCISES AND OPTION VALUES
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARATIVE STOCK PRICE PERFORMANCE
Nortech Systems Incorporated Comparative Stock Price Performance
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT ACCOUNTANTS
QUORUM AND VOTE REQUIRED
SHAREHOLDER PROPOSALS
OTHER BUSINESS
Exhibit A AUDIT COMMITTEE CHARTER